Exhibit 11.1

Consent of Independent Auditors

We consent to the use in this filing on Form 1-K of our report dated April 28, 2024, relating to the financial statements of Connect Invest II LLC. for the year ended December 31, 2023.

Calvetti Ferguson

Dallas, Texas

April 29, 2024